Exhibit 99.1

KORE Announces CFO Transition

Puneet Pamnani to Depart as CFO; Paul Holtz Appointed Interim Chief Financial Officer

ATLANTA, November 29, 2021 — KORE Group Holdings, Inc. (NYSE: KORE, KORE WS) (“KORE” or the “Company”), a global leader in Internet of Things (IoT) solutions and worldwide IoT Connectivity-as-a-Service (“CaaS”), today announced that Paul Holtz, SVP of Corporate Performance, Planning and Analytics, has been named as interim Chief Financial Officer, while KORE identifies a permanent successor. He succeeds Puneet Pamnani, Chief Financial Officer (CFO), who is stepping down to pursue other opportunities.

Mr. Holtz joined KORE in 2017 and has public company experience in the technology and SaaS space. Mr. Holtz’s role at KORE was recently expanded to support the Company’s focus on service delivery and to help optimize financial performance. Prior to joining KORE, Mr. Holtz served in various roles at Blackberry, most recently as Head of Finance for the office of COO.

Mr. Pamnani will continue as an employee of KORE through at least February 28, 2022 and will be available to support the transition. With a view to evaluate external and internal candidates, KORE has initiated a search with a recognized executive search firm for a CFO to execute on the Company’s long-term growth plans.

“I appreciate Puneet’s hard work and contributions to KORE through the three and a half years he was here, including our journey to listing on the NYSE,” said KORE President and CEO Romil Bahl. “As we begin the process of identifying his successor, I am pleased that our focus on succession planning has us well positioned internally. I have tremendous confidence in Paul’s ability to help KORE continue its exciting growth trajectory, and he will undoubtedly be a strong candidate for the permanent job.”

“My mandate as CFO was to help take the company public, and I enjoyed the journey and challenges of doing so with our team,” said Mr. Pamnani. “As Romil and I discussed my personal and professional goals as well as the company’s evolving needs, we determined that now is a logical point to transition to the next phase of financial leadership. KORE is very well positioned for growth, and I am grateful to have had the opportunity to work alongside a world-class team under Romil’s strong leadership.”

About KORE

KORE is a pioneer, leader, and trusted advisor delivering mission critical IoT solutions and services. We empower organizations of all sizes to improve operational and business results by simplifying the complexity of IoT. Our deep IoT knowledge and experience, global reach, purpose-built solutions, and deployment agility accelerate and materially impact our customers’ business outcomes. For more information, visit www.korewireless.com.

Cautionary Note on Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, the Company’s plans regarding the transition of CFO duties, the execution of strategy and future growth. These statements are based on various assumptions and on the current expectations of KORE’s management. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of KORE. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the potential effects of COVID-19; risks related to the rollout of KORE’s business and the timing of expected business milestones; changes in the assumptions underlying KORE’s expectations regarding its future business; the effects of competition on KORE’s future business; and the outcome of judicial proceedings to which KORE is, or may become a party. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that KORE presently does not know or that KORE currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect KORE’s expectations, plans or forecasts of future events and views as of the date of this press release. KORE anticipate that subsequent events and developments will cause these assessments to change. However, while KORE may elect to update these forward-looking statements at some point in the future, KORE specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing KORE’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

KORE

Media and Investors:

Vik Vijayvergiya

Vice President, Investor Relations

investors@korewireless.com

or

Investors:

Matt Glover, Alex Thompson

Gateway Group, Inc.

KORE@gatewayir.com

+1-949-574-3860